EXHIBIT 10.3



                                December 31, 1997


Saba Petroleum Company
3201 Airpark Drive, Suite 201
Santa Maria, California 93455

Attn:  Mr. Walton C. Vance

                  RE:      Amendment of First  Amended and Restated  Loan
                         Agreement  dated  September 23, 1996, as
                           amended,  among  Saba  Petroleum  Company et al. and
                          Bank One,  Texas,  N.A.  (the "Loan
                           Agreement")

Dear Mr. Vance:

                  Saba Petroleum Company ("Saba") has asked that Bank One, Texas, N.A. ("Bank One") consent to the Preferred Stock Sale transaction (herein called the "Transaction") that is outlined on the Final Summary of Offering dated December 15, 1997 (the "Summary of Offering"), which is attached as Exhibit "A" to the form of consent letter that is attached hereto as Schedule 1 (the "Consent Letter"), and extend the maturity dates of the Term Note and the Mezzanine Note. Bank One is willing to do so, subject to the following terms and conditions.

                  1. Consent. Upon satisfaction of the conditions set forth in paragraph 2 hereof, Bank One shall contemporaneously execute and deliver the Consent Letter to Saba.

                  2.       Conditions to Consent.

                           a.       Closing of the  Transaction.  The Consent
Letter and the amendments set forth herein are effective and conditioned upon the contemporaneous closing of the Transaction.

                           b.       Transaction  Documents.  Bank  One's
execution  and  delivery  of the  Consent
Letter is further conditioned on Saba's representation, and Saba does hereby represent, that: (i) the Summary of Offering substantially describes the terms of the Transaction insofar as it relates to dividends payable with respect to the Preference Shares (as defined in the Summary of Offering) and the redemption of the Preference Shares, and (ii) there are no variances between the terms of the definitive documentation to be executed by Saba to implement the Transaction and those set forth in the Summary of Offering that would materially, adversely affect either Saba's Obligations to Bank One, Bank One's rights with respect to Saba, or Bank One's remedies upon the occurrence of an Event of Default or an Unmatured Event of Default.

                           c.       Application  of Proceeds.  Contemporaneously
with Saba's  consummation  of the
Transaction, Saba shall pay to Bank One the principal sum of $7,000,000.00, to be credited to the outstanding principal balance of the Term Loan evidenced by the Term Note, together with a fee in the amount of $113,755.38 (being 2% of the principal balance remaining under the Term Note and the Mezzanine Note subsequent to the effective date of this Amendment), as consideration for the consents, waivers and amendments agreed to herein by Bank One, and the remaining proceeds, net of direct costs associated with this transaction, are to be applied within thirty (30) days to trade payables incurred in connection with Borrower's operation and development of its oil and gas properties

                           d.       Beaver  Lake  Resources.  Saba  agrees  that
 the pledge of its  interest in the
Beaver Lake stock, the escrow agreement relating thereto, and the Sabacol stock, as provided in the Fifth Amendment, shall, within ten (10) Business Days from the date hereof, be fully perfected and implemented as set forth in Section 3.17(d) and (e) and Section 5.36 of the Loan Agreement, as added by the Fifth Amendment.

                  3. Amendment of Maturity Dates. Saba and Bank One hereby agree that the Mezzanine Loan Maturity Date is amended from January 2, 1998, to become April 30, 1998, and that the Term Loan Maturity Date is amended from December 31, 1997, to become April 30, 1998.

                  4. Article V shall be amended by adding the following new Section 5.37:

                  5.37 Special Principal Payments. The Borrower shall reduce the outstanding principal balance of the Term Loan and the Mezzanine Loan by a total of $3,000,000 on or before April 1, 1998 and, on or before June 1, 1998, shall reduce the outstanding principal balance of the remaining Indebtedness owed to Bank One by an additional amount equal to the greater of: (a) $3,000,000; or (b) an amount sufficient to reduce the balance of Borrower's outstanding Indebtedness to Bank One plus the unfunded Revolving Commitment to such an amount that can be fully repaid by the net cash flow projected by Bank One to be received by Borrower from the sale of oil and gas produced from the Borrowing Base Properties within the
                  Economic Half Life of the Borrowing Base Properties as determined by Bank One, in its sole discretion, using its then-prevailing credit criteria, exclusive of the required reductions of the Borrowing Base described in Section 2.03.

                  5. Other Amendments to Loan Documents. Saba agrees that it shall cooperate and negotiate in good faith with Bank One subsequent to the execution of this Agreement in order to reach agreement, and enter into documentation in form and substance satisfactory to Bank One, regarding additional amendments to the following provisions of the Loan Agreement:

                           a.       Section 5.34 shall be amended to take into

account the payment  credited to the
Term Loan pursuant to this Amendment, and to adjust the obligations with respect to the application of future funds raised by Saba as between the Mezzanine Loan and the Term Loan.

                  If requested by Bank One, Saba shall, and Saba shall cause each of its Subsidiaries that are parties to the Loan Agreement to, authorize, approve and enter into, on or before January 31, 1998, a more definitive amendment document and any implementing documentation contemplated thereby, in order to more fully set forth and/or implement the provisions of this Amendment.

                  6. Ratification of Guaranties. Each Guarantor hereby ratifies and confirms its liability under the Guaranty heretofore executed by it, and, except as stated to the contrary in this paragraph, confirms and agrees that such Guaranty continues in full force and effect with respect to all of the Indebtedness covered by the Loan Agreement, as the same may be restated, amended, modified, renewed, or rearranged from time to time, including, but not limited to, the Indebtedness evidenced by the Note, the Term Note and the Mezzanine Note; provided, however, that the Guaranty of Sabacol relates only to the Indebtedness evidenced by the Term Note and the Mezzanine Note, and the Guaranty of Ilyas Chaudhary relates only to the Indebtedness evidenced by the Mezzanine Note and the Term Note. This ratification is given for the purpose of inducing Bank One to enter into this Amendment and each Guarantor is aware that, but for such ratification and agreement contained herein, Bank One would not enter into this Amendment.

                  7. Reaffirmation of Representations and Warranties. To induce Bank One to enter into this Amendment, Saba and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                           a.       The execution and delivery of this
Amendment and the performance by Saba and each Guarantor of its obligations under this Amendment are within Saba's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Saba or any Guarantor or of any agreement binding upon Saba or any Guarantor.

                           b.       The  Loan   Agreement  as  amended  by  this
   Amendment  and  each   Guaranty,
respectively, as ratified hereby, represent the respective legal, valid and binding obligations of Saba and each respective Guarantor, enforceable against each in accordance with their respective terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                           c.       No Event  of  Default  or  Unmatured  Event
  of  Default  has  occurred  and is continuing as of the date hereof.

                  8. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

                  9. Reaffirmation of Loan Agreement. This Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

                  10. Entire Agreement. The Loan Agreement, as hereby further amended, and the respective Guaranty of each Guarantor, embody the entire agreement between Saba, the Guarantors and Bank One and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Saba and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

                  11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Saba and Bank One, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

                  12. Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                  13. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and any signed counterpart shall be deemed delivered by the party executing such counterpart if sent to any other party hereto by electronic facsimile transmission.

                  14. Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

                  15. Successors and Assigns. This Amendment shall be binding upon Saba, each Guarantor and Bank One and their respective successors and assigns, and shall inure to the benefit of Saba, each Guarantor and Bank One, and the respective successors and assigns of Bank One.

                  16. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or any of the other Loan Documents or to the transactions contemplated hereby.

                  17. Notice. In connection with the Loans, Saba, Bank One and the Guarantors have executed and delivered certain agreements, instruments and documents (collectively hereinafter referred to as the "Written Loan Agreement"). It is the intention of Saba, Bank One and the Guarantors that this provision be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Saba, Bank One and the Guarantors each warrant and represent that the entire agreement made and existing by or among Saba, Bank One and the Guarantors with respect to the Loans is contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises have been made by, or exist by or among, Saba, Bank One and Guarantors that are not reflected in the Written Loan Agreement. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  18.      Event of Default.  It shall  constitute an Event of

Default under the Loan  Agreement if
Saba shall fail to perform any of its obligation set forth in this Agreement.

                                                     BANK ONE TEXAS, N.A.


                           By:/s/Damien G. Meilburger
                              Damien G. Meiburger,
                              Senior Vice President





ACCEPTED AND AGREED TO THIS
30TH DAY OF DECEMBER, 1997:

SABA PETROLEUM COMPANY


By:/s/Walton C. Vance
   WALTON C. VANCE,
   Secretary


SABA ENERGY OF TEXAS,               SABA PETROLEUM OF MICHIGAN, INC.
INCORPORATED


By:/s/Walton C. Vance                                By:/s/Walton C. Vance
   WALTON C. VANCE,                                     WALTON C. VANCE
   Secretary                                            Secretary

SABA PETROLEUM, INC.                  MV VENTURES, G.P.
                            By: Saba Energy of Texas,
                                  Incorporated,
                                Managing Partner
By:/s/Walton C. Vance
   WALTON C. VANCE,

Secretary                       By:/s/Walton C. Vance
                                WALTON C. VANCE,
                                Secretary

SABACOL, INC.

                               /s/Ilyas Chaudhary
By:/s/Walton C. Vance             ILYAS CHAUDHARY
   WALTON C. VANCE,
   Secretary